UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SUSSEX BANCORP

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUSSEX BANCORP

200 Munsonhurst Road
Franklin, New Jersey, 07416

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January ___, 2009

NOTICE IS HEREBY GIVEN that the Special Meeting (the “Special Meeting”) of the holders of shares of Common Stock (“Common Stock”) of Sussex Bancorp (the “Company”) will be held at the main offices of the Company at 200 Munsonhurst Road Franklin, New Jersey, on January __, 2009 at __:__ _.m. for the purpose of considering and voting upon the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1.
An Amendment to the Company’s Certificate of Incorporation to provide for 1,000,000 shares of series preferred stock, the terms, conditions and designations of which are discussed in the accompanying Proxy Statement; and

2.	Such other business as shall properly come before the Special Meeting.

Holders of shares of Common Stock of record at the close of business on December__, 2008 will be entitled to vote at the Special Meeting or any postponement or adjournment.

You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Special Meeting.  A postage-paid return envelope is enclosed for your convenience.

If you are present at the Meeting, you may vote in person even if you have already returned your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Donald L. Kovach
Chairman of the Board

Franklin, New Jersey
December __, 2008

 IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

You are urged to sign and return the enclosed Proxy to the Bank promptly in the envelope provided so that there may be sufficient representation at the Special Meeting.

SUSSEX BANCORP

PROXY STATEMENT FOR
SPECIAL  MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY __, 2009

___________________________________________________________

This Proxy Statement is being furnished to shareholders of Sussex Bancorp in connection with the solicitation by the Board of Directors of proxies to be used at the Special Meeting of stockholders to be held on January__, 2009 at ____ a.m., at the main offices of the Company, 200 Munsonhurst Road, Franklin, New Jersey.

About the Special Meeting

Why have I received these materials?

The accompanying proxy, being mailed to shareholders on or about December__, 2008, is solicited by the Board of Directors of Sussex Bancorp (referred to throughout this Proxy Statement as the "Company" or "we"), the holding company for Sussex Bank (the "Bank") in connection with a Special Meeting of Shareholders that will take place on January __, 2009.  You are cordially invited to attend the Special Meeting and are requested to vote on the proposal described in this Proxy Statement.

Who is entitled to vote at the Special Meeting?

Holders of Common Stock of the Company as of the close of business on December___, 2008 will be entitled to vote at the Special Meeting.  On December __, 2008, there were outstanding and entitled to vote __________ shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Special Meeting.

How do I vote my shares at the Special Meeting?

If you are a "record" shareholder of Common Stock (that is, if you hold Common Stock in your own name in the Company's stock records maintained by our transfer agent, American Stock Transfer and Trust Company), you may complete and sign the accompanying proxy card and return it to the Company or deliver it in person.

"Street name" shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker or other nominee) who wish to vote at the Special Meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on such form.

Can I change my vote after I return my proxy card?

Yes.  After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date.  You may change your vote either by submitting a proxy card prior to the date of the Special Meeting or if you are a "record" holder of the Common Stock by voting in person at the Special Meeting.

What constitutes a quorum for purposes of the Special Meeting?

The presence at the Special Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to adopt the proposal at the Special Meeting?

The affirmative vote of a majority of the votes cast at the Special Meeting is required to adopt the amendment to the Company’s certificate of incorporation.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors.  The Board's recommendation is set forth together with the description of each item in this Proxy Statement. The Board recommends a vote FOR the amendment to the Company’s certificate of incorporation.

With respect to any other matter that properly comes before the Special Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company.  At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Special Meeting.

Who will bear the expense of soliciting proxies?

The Company will bear the cost of soliciting proxies.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees.  We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

About the Proposed Amendment to Our Certificate of Incorporation

Why is the Company seeking to amend its certificate of incorporation?

On October 8, the Emergency Economic Stabilization Act (the “EESA”) was signed into law. Under the terms of the EESA, the U.S. Treasury adopted the Capital Purchase Program (the “CPP”), under which the Treasury will invest $250 billion into United States financial institutions. The investment is to be in the form of non-voting preferred stock and common stock purchase warrants. In order to participate in the CPP, a bank or bank holding company must be authorized to issue preferred stock. We are not currently authorized to issue preferred stock under our certificate of incorporation.

Why does the company want to participate in the CPP?

Although the Company is well capitalized under all of the regulatory capital measurements applicable to it, the additional capital available through the CPP will help the Company continue to grow, to increase its loan portfolio, its largest earning asset, and provide an additional capital cushion in the event the economy continues to slow. The Company also believes that the terms of the CPP are beneficial to the Company’s shareholders.

How much capital is the Company seeking from the U.S. Treasury?

Under the rules of the CPP, the Company can seek an investment equal to three percent (3%) of its risk weighted assets as of June 30, 2008. The Company has applied for an investment of $9,989,000 from the U.S. Treasury. Although the Company has applied to participate in the CPP, we have not yet been notified that we are eligible to participate. Although we know of no reason that the Company would not be eligible to participate in the CPP, we can provide you no assurance that we will be deemed eligible, or that if we are deemed eligible, we will receive the full amount of capital we have applied for.

How many preferred shares will the Company sell to the Treasury? Why is the Company seeking authority to issue additional preferred shares?

Under the rules of the CPP, the preferred stock will have a value of $1,000 per share. Therefore, if the Company receives all of the capital it has applied for, it will issue 9,989 shares of preferred stock to the U.S Treasury. Beyond its participation in the CPP, for the reasons set forth later in this proxy statement (see p. ___), the Company believes as a general matter that it is in the best interests of the Company’s shareholders that the Company be authorized to issue preferred stock at times and on terms determined by the Board of Directors. The Company is therefore proposing in the amendment to the certificate of incorporation that the Company be authorized to issue up to 1,000,000 shares of preferred stock on the terms and conditions set by the Board at the time of issuance.  Other than under the CPP, the Company has no current plans or agreements to issue preferred stock.

PROPOSAL 1 — APPROVAL OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
TO CREATE PREFERRED STOCK AND
TO INCREASE THE AUTHORIZED COMMON STOCK

Background of the Amendment

The Board of Directors has unanimously approved and recommended that the shareholders of the Company approve a proposed amendment  to the Company's Certificate of Incorporation creating a new class of 1,000,000 authorized shares of Series Preferred Stock (the “Preferred Stock”).  The Board of Directors will have the authority to set the specific terms, rate of dividends, preferences and conditions of any Series of Preferred Stock upon its issuance, without further shareholder approval, providing the Board with greater flexibility in raising capital.

The Board is proposing the amendment to permit the Company to participate in the CPP. Under the CPP, the Treasury will invest in financial institutions through the purchase of non-voting preferred stock. The Company is not currently authorized to issue preferred stock, and so will not be eligible to participate in the CPP unless the amendment is approved by the Company’s shareholders. The form of the amendment is attached as Exhibit A hereto.

Although the purpose of the amendment is to permit the Company to participate in the CPP, the Board of Directors also believes as a general matter that having so-called "blank check" preferred stock authorized in the Company's Certificate of Incorporation will provide the Board with greater flexibility in raising capital for the Company, permitting the Company to take advantage of business expansion opportunities or changes in the market that may arise from time to time.  The Company is therefore asking shareholders to approve more authorized preferred shares than are necessary for participation in the CPP, and to grant the Board the right to set the terms and conditions of the preferred stock at the time the shares are issued, without further shareholder approval. The Board would then have the authority to issue preferred shares even if the Company is not deemed eligible to participate in the CPP. The use of preferred stock may permit the Company to raise capital without diluting the voting interests or ownership interests of current holders of the common stock.  Permitting the Board to set the terms, rates, conditions and preferences of any issuance of any series of preferred stock at the time the stock is issued, without further shareholder approval, will permit the Board the maximum flexibility and allow the Board to react to potentially changing market conditions or business opportunities which require capital. However, in certain situations, issuance of a series of preferred stock could hinder the ability of a third-party to take control of the Company, even if some shareholders believed that such a change in control would be in their best interests.

The CPP
The Board believes that participation in the CPP is in the best interests of the Company. Although the Company is well capitalized under all regulatory capital measures applicable to it, the Treasury’s investment under the CPP will strengthen the Company’s capital position, increase its ability to make credit available to its customers and provide a cushion should the economy continue to slow.  Set forth below is a summary of the material terms of Treasury’s investment under the CPP. The Company has applied for an investment of $9,989,000 from the Treasury.

An investment by the Treasury under the CPP will have the following terms:

•	The preferred shares will be non-voting;
•	The preferred shares will bear a cumulative 5% dividend for the first five years they are outstanding, and at a cumulative rate of 9% thereafter;
•
The preferred shares can be redeemed for the first three years only with the proceeds of a capital offering which qualifies as Tier I capital. Thereafter, the preferred shares may be redeemed at any time, with the consent of the Federal Reserve, at the election of the Company;

•	Until the third anniversary of Treasury’s investment, the Company may not increase its dividend or repurchase stock without Treasury’s prior approval;

In addition to purchasing the preferred stock, Treasury will also receive common stock purchase warrants allowing Treasury to purchase stock with a value equal to 15% of the amount of Treasury’s preferred stock investment. If we receive the full amount of investment we have requested, we would issue warrants to purchase approximately 223,344 shares of our common stock, based on today’s market price. The actual number of shares purchasable upon the exercise of the warrants and the exercise price will not be determined until closing of the Treasury’s investment, and will be based upon the current fair market value of our common stock at the time of funding, determined by taking the 20 day average price prior to closing. The number of shares purchasable upon exercise of the warrants may be reduced by 50% if we undertake a capital offering which qualifies as Tier I capital and raise 100% of the amount invested by Treasury by December 31, 2009.

Required Vote

In order for the amendment to be approved, the affirmative vote of a majority of the shares of common stock cast at the Special Meeting is required.

Unless marked to the contrary, the shares represented by the enclosed Proxy Card, if executed and returned, will be voted “FOR” approval of the amendment.

Recommendation

THE BOARD OF DIRECTOS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of shares of Common Stock as of November 30, 2008, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company described in this Proxy Statement under the caption "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.  Other than as set forth in this table, the Company is not aware of any individual or group that holds in excess of 5% of the outstanding Common Stock.

[update]

Name	Common Stock Beneficially Owned (1)	Percentage of Class
Anthony Abbate	9,060	0.29%
Irvin Ackerson	37,506(2)	1.20%
Patrick Brady	3,050	0.10%
Richard Branca	5,130 (3)	0.16%
Mark J. Hontz	6,419 (4)	0.21%
Donald L. Kovach	141,376 (5)(6)	4.52%
Edward J. Leppert	27,560 (7)	0.88%
Timothy Marvil	7,390(8)	0.24%
Richard Scott	59,844 (9)	1.92%
Terry Thompson	50,289 (10)	1.60%
Directors & Principal Officers as a Group	478,382	15.31%

(1)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power.  It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option.  Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan.

(2)	Includes 11,988 shares owned by Mr. Ackerson's wife. Also includes 6,621 shares purchasable upon the exercise of immediately exercisable stock options.
(3)	Also includes 1,050 shares purchasable upon the exercise of immediately exercisable stock options.
(4)	Also includes 2,100 shares purchasable upon the exercise of immediately exercisable stock options.
(5)
Includes 17,137 shares owned by Mr. Kovach’s wife, and 10,507 shares held by IRA’s for the benefit of Mr. Kovach and his spouse.  Also includes 17,897 shares purchasable upon the exercise of stock options.

(6)	Includes 41,458 shares over which Mr. Kovach has voting authority as administrator for Sussex Bank Employee Stock Ownership Plan.
(7)
Includes 3,741 shares in the name of Edward Jones FBO Cynthia Leppert, IRA and 8,515 in the name of Edward Jones FBO Edward L. Leppert, IRA.  Also includes 4,305 shares purchasable upon the exercise of immediately exercisable stock options

(8)	Also includes 4,305 shares purchasable upon the exercise of immediately exercisable stock options.
(9)	Also includes 6,621 shares purchasable upon the exercise of immediately exercisable stock options.
(10)	Includes 15,776 shares in the name of Sorrento Pacific Financial FBO Terry H. Thompson, IRA. Also includes 27,018 shares purchasable upon the exercise of immediately exercisable stock options.

Name of Beneficial Owner of More Than 5% of the Common Stock	Number of Shares Beneficially Owned (1)	Percent of Class
Wellington Management Company, LLP 75 State Street Boston, MA 02109	296,955	9.39%
Thomson Horstmann & Bryant, Inc. Park 80 West, Plaza One Saddle Brook, NJ 07663	175,310	5.56%
Lakeland Bancorp, Inc. 250 Oakridge Road Oak Ridge, NJ 07438	162,956	5.23%

_____________________________

(1)  Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power.  It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option.  Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein.  However, if any other matters properly come before the Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

EXHIBITS

A –	Proposed Amendment to the Certificate of Incorporation of Sussex Bancorp.

EXHIBIT A

PROPOSED AMENDMENT TO
THE CERTIFICATE OF INCORPORATION OF
SUSSEX BANCORP

Article FOURTH of the Certificate of Incorporation is deleted in its entirety and replaced as follows:

“(A)           The total authorized capital stock of the Corporation shall be 6,000,000 shares, consisting of 5,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock which may be issued in one or more classes or series.  The shares of Common Stock and the shares of Preferred Stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series of Preferred Stock, adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.

(B)           The Board of Directors of the Corporation is expressly authorized from time to time to adopt and to cause to be executed and filed without further approval of the shareholders, amendments to this Certificate of Incorporation authorizing the issuance of one or more classes or series of  Preferred Stock for such consideration as the Board of Directors may fix.  In an amendment authorizing any class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:

(1)           The distinctive designation of the class or series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Board of Directors;

(2)           The dividend rate of the class or series, whether dividends will be cumulative, and, if so, from what date or dates;

(3)           The price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed at the option of the Corporation;

(4)           Whether or not the shares of the class or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(5)           Whether or not the shares of the class or series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(6)           The rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(7)           Whether or not the shares of the class or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock and/or Common Stock ranking junior to the shares of the class or series;

(8)           Whether the class or series will have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and

(9)           Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that class or series.”

SUSSEX BANCORP

REVOCABLE PROXY FOR
SPECIAL  MEETING OF SHAREHOLDERS
JANUARY __, 2009

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Terry Thompson and Mark J. Hontz and each of them, with full power of substitution, to vote all of the shares of Sussex Bancorp (the "Company") standing in the undersigned's name at the Special Meeting of Shareholders of the Company, to be held at 10:00 a.m. at the main offices of the Company at 200 Munsonhurst Road, Franklin, New Jersey on January __, 2009 and at any adjournment thereof.  The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified below.  If no choice is specified, the proxy will be voted "FOR" ” approval of the amendment to the Company’s Certificate of Incorporation.

The Board of Directors recommends the approval of the following proposal:

1.           An Amendment to the Company’s Certificate of Incorporation to provide for 1,000,000 shares of series preferred stock; the terms, conditions, designations and preferences of any issuance of any series of such Preferred Stock to be determined by the Board of Directors at the time the stock is issued.

☐	FOR THE AMENDMENT

☐	AGAINST THE AMENDMENT

☐	ABSTAIN

2.           In their discretion, such other business as may properly come before the meeting.

Dated: , 200_.
Signature

Signature

(Please sign exactly as your name appears.  When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such.  If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature.  If the shares are held in joint name, all joint owners should sign.)

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.